Exhibit 10.6

EXECUTION COPY

STOCKHOLDERS’ AGREEMENT

dated as of July 21, 2006

among

REXNORD HOLDINGS, INC.,

REXNORD ACQUISITION HOLDINGS I, LLC,

REXNORD ACQUISITION HOLDINGS II, LLC

CYPRESS INDUSTRIAL HOLDINGS, LLC

and

GEORGE M. SHERMAN

i

Schedule

Schedule I                                        Cypress Holder Equity Securities

Exhibit

Exhibit A                                               Amended and Restated Certificate of Incorporation

Exhibit B                                                 Form of Joinder to Stockholders’ Agreement

STOCKHOLDERS’ AGREEMENT dated as of July 21, 2006 (this “Agreement”), by and among REXNORD HOLDINGS, INC., a Delaware corporation (the “Company”), REXNORD ACQUISITION HOLDINGS I, LLC, a Delaware limited liability company (“SPV I”), REXNORD ACQUISITION HOLDINGS II, LLC, a Delaware limited liability company (“SPV II”; together with SPV I, “Apollo”), CYPRESS INDUSTRIAL HOLDINGS, LLC, a Maryland limited liability company (“CIH”), and George M. Sherman, individually (“Sherman” and, together with CIH, each a “Cypress Holder” and collectively with their permitted transferees, the “Cypress Holders”).

WHEREAS, Chase Acquisition I, Inc. (“Acquiror”), a Delaware corporation and wholly-owned subsidiary of the Company, Chase Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror, RBS Global, Inc., a Delaware corporation (“RBS”), and TC Group, L.L.C., a Delaware limited liability company, entered into that certain agreement and plan of merger dated as of May 24, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement and Plan of Merger”);

WHEREAS, following the consummation of the merger contemplated by the Agreement and Plan of Merger (the “Merger”), the Stockholders shall own all of the issued and outstanding capital stock of the Company; and

WHEREAS, as a material inducement to Acquiror to enter into the Agreement and Plan of Merger and to consummate the Merger and the other transactions contemplated thereby, without which Acquiror would not have entered into the Agreement and Plan of Merger or agree to consummate the Merger and the other transactions contemplated thereby, the Company and the Cypress Holders agree to provide the rights and be subject to the obligations and restrictions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accountants” has the meaning set forth in Section 11(a)(iii)(C).

“Acquiror” has the meaning set forth in the recitals.

“Affiliate” means (i) with respect to any individual, (A) a spouse or descendant of such individual and (B) any trust or family partnership or other entity whose beneficiaries shall solely be such individual and/or such individual’s spouse and/or any Person related by blood or adoption to such individual or such individual’s spouse and (ii) with respect to any Person that is not an individual, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the caption hereto.

“Agreement and Plan of Merger” has the meaning set forth in the recitals.

“Apollo” has the meaning set forth in the caption hereto.

“Apollo Directors” has the meaning set forth in Section 9(a)(ii).

“Apollo Nominee” has the meaning set forth in Section 3(a)(ix).

“Approved Sale” has the meaning set forth in Section 3(a)(i).

“Approved Sale Notice” has the meaning set forth in Section 3(a)(i).

“Authorized Representatives” has the meaning set forth in Section 11(b).

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of “Sale of the Company”.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the Bylaws of the Company, as amended from time to time.

 “Cause” has the meaning set forth in the Consulting Agreement.

“CIH” has the meaning set forth in the caption hereto.

“Closing” has the meaning set forth in the Agreement and Plan of Merger.

“Closing Date” has the meaning set forth in the Agreement and Plan of Merger.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the caption hereto.

“Company Confidential Information” has the meaning set forth in Section 11(b).

“Consulting Agreement” means that certain management consulting agreement, dated as of the date hereof, by and among Rexnord Corporation, a Delaware corporation (“Rexnord”), Sherman, Cypress Group, LLC, a Maryland limited liability company (“Cypress Group”), and CIH.

“Cypress Group” has the meaning set forth in the definition of “Consulting Agreement”.

“Cypress Holder” has the meaning set forth in the caption hereto.

 “Demand Party” has the meaning set forth in Section 12(a).

“Demand Notice” has the meaning set forth in Section 12(a).

“Disability” means “Disability” as defined in Section 22(e)(3) of the Code.

“Disability Notice” has the meaning set forth in Section 7(b).

“Equity Incentive Plan” means any plan or agreement approved by the Board for the purposes of issuing equity-linked Securities to any employee, officer, consultant or director of the Company or any of its Subsidiaries as incentive or bonus compensation.

“Equity Securities” means (a) any equity Securities of the Company (including Common Stock but excluding any option, warrant, or similar equity-linked Security of the Company) purchased or otherwise acquired by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Family Group” means, with respect to any natural Person, such natural Person’s spouse and/or lineal descendants (whether by blood relationship or adoption), and any other Person as to which such natural Person is a lineal descendant (whether by blood relationship or adoption), and any trust or other entity solely for the benefit of such Person and/or any of the foregoing.

“Financing Documents” has the meaning set forth in Section 7(a)(iii).

“Fund VI” means Apollo Investment Fund VI, L.P., a Delaware limited partnership.

“Good Reason” has the meaning set forth in the Consulting Agreement.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Information” has the meaning set forth in Section 12(i)(xi).

“Inspectors” has the meaning set forth in Section 12(i)(xi).

“Involuntary Transfer” has the meaning set forth in Section 5(a).

“Involuntary Transferee” has the meaning set forth in Section 5(a).

“Involuntary Transfer Notice” has the meaning set forth in Section 5(a).

“Involuntary Transfer Repurchase Notice” has the meaning set forth in Section 5(b).

“Involuntary Transfer Repurchase Price” has the meaning set forth in Section 5(b).

“Involuntary Transfer Repurchase Right” has the meaning set forth in Section 5(b).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Restricted Shares pursuant to Section 12.

“Joinder” has the meaning set forth in Section 2(c).

“Material Transfer” means a Transfer for consideration by Apollo of more than 10% of the Restricted Shares held by Apollo as of the Closing Date to a Person who is not an Affiliate of Apollo.

“Merger” has the meaning set forth in the recitals.

“NASD” means the National Association of Securities Dealers, Inc.

“Non-Apollo Director” has the meaning set forth in Section 9(a)(iv).

“Option” has the meaning set forth in the Option Agreement.

“Option Agreement” means that certain non-qualified stock option agreement, dated as of July 21, 2006, by and between the Company and Sherman.

“Option Assumption Agreement” means that certain stock option assumption agreement, dated as of July 21, 2006, by and among the Company, RBS and CIH.

“Order” means all judgments, injunctions, orders and decrees of all Governmental Authorities in any legal, administrative or arbitration action, suit, complaint, charge, hearing,

mediation, inquiry, investigation or proceeding in which the person in question is a party or by which any of its properties or assets are bound.

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Sale of the Company”.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Restricted Shares pursuant to Section 12.

 “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Restricted Shares pursuant to Section 12.

“Proportionate Percentage” means with respect to Apollo and each other Stockholder in respect of Restricted Shares, a fraction (expressed as a percentage) the numerator of which is the number of Restricted Shares held by Apollo or such other Stockholder, as the case may be, and the denominator of which is (i) in a situation where the Proportionate Percentage is being calculated with respect to all Stockholders, the total number of Restricted Shares outstanding at the time in question and (ii) in a situation where the Proportionate Percentage is being calculated with respect to a group of Stockholders, the total number of Restricted Shares held by the members of such group of Stockholders.

“Prospectus” means the final prospectus relating to any offering of Restricted Shares pursuant to Section 12, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Public Sale” means any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 (if such rule is available) under the Securities Act (or any similar rule or rules then in effect).

“Put Notice” has the meaning set forth in Section 6(a).

“Put Price” has the meaning set forth in Section 6(a).

“Put Right” has the meaning set forth in Section 6(a).

“Qualified Public Offering” means an underwritten public offering of Equity Securities of the Company pursuant to an effective Registration Statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the

Equity Securities sold in such offering (whether sold by the Company or selling stockholders) is at least $75,000,000.

“RBS” has the meaning set forth in the recitals.

“RBS/Cypress Stockholders’ Agreement” means the Stockholders Agreement dated November 25, 2002 by and among RBS Global, Inc., Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., and CIH (as amended, modified, restated or supplemented from time to time).

“Records” has the meaning set forth in Section 12(i)(xi).

“Registration Expenses” has the meaning set forth in Section 12(j).

“Reinstatement Notice” has the meaning set forth in Section 7(b).

“Repurchase Date” has the meaning set forth in Section 4(a).

“Repurchase Disability” has the meaning set forth in Section 7(a).

“Repurchase Event” means, with respect to any Cypress Holder, the termination of such Cypress Holder’s employment, consulting or other professional relationship with the Company and all of its Subsidiaries for any reason (including upon death or Disability of Sherman).

“Repurchase Notice” has the meaning set forth in Section 4(a).

“Repurchase Price” has the meaning set forth in Section 4(a).

“Repurchase Right” has the meaning set forth in Section 4(a).

“Resignation Event” has the meaning set forth in Section 9(a)(iii).

“Restated Certificate” means the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of Delaware, in the form attached hereto as Exhibit A.

“Restricted Shares” means at any time, with respect to Apollo or any Cypress Holder, the shares of Common Stock held by Apollo or such Cypress Holder; provided, however, that any (a) Common Stock that is sold in a public offering pursuant to an effective Registration Statement under the Securities Act or a sale pursuant to Rule 144 thereunder or that may be sold without restriction as to volume or otherwise pursuant to Rule 144(k) under the Securities Act shall not be Restricted Shares for purposes of Section 12, and (b) any Person who holds any Common Stock, all of which can be sold pursuant to Rule 144 under the Securities Act, shall not be deemed to hold any Restricted Shares for purposes of Section 12 and shall have no rights to effect the registration of such securities under Section 12.

“Rexnord Stockholders’ Agreement” means that certain Stockholders’ Agreement dated as of the date hereof by and among the Company, SPV I, SPV II and certain other stockholders of the Company named therein.

“Road Show Material” has the meaning set forth in Section 12(k).

“Rollover Options” means the options to purchase shares of common stock (to the extent vested) of RBS Global, Inc. in existence immediately prior to the date hereof held by each Rollover Optionholder (as defined in the Agreement and Plan of Merger) that are subject to a Stock Option Assumption Agreement entered into by and among such Rollover Optionholder, the Company and RBS Global, Inc. in connection with the transactions contemplated by the Agreement and Plan of Merger providing that such options shall be exercisable for shares of Common Stock or other Equity Interests of the Company pursuant to the terms of the Agreement and Plan of Merger.

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Sale Notice” has the meaning set forth in Section 3(b)(i).

“Sale of the Company” means:

(a)                                  Approval by the Stockholders (or, if no stockholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a Business Combination (as defined below) that does not constitute a Sale of the Company under paragraph (c) below;

(b)                                 The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Sale of the Company; (A) any acquisition directly from the Company or any of its Subsidiaries, (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or a successor, (D) any acquisition by any Person pursuant to a Business Combination, (E) any acquisition by a Person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Voting

Securities on the Closing Date (or an Affiliate, heir or descendant of such Person) or (F) any acquisition by Apollo or one of its Affiliated investment funds; or

(c)                                  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including, without limitation, a Person that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more Subsidiaries of the Company, and (2) no Person (excluding any Person described in clauses (C), (E) or (F) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of the combined voting power of the then-outstanding voting securities of such Person, except to the extent that the ownership in excess of 50% existed prior to the Business Combination;

provided, however, that an underwritten public offering of the securities of the Company or any of its Subsidiaries shall in no event constitute a Sale of the Company for purposes of this Agreement.

 “Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a holder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Sellers’ Counsel” has the meaning set forth in Section 12(i)(ii).

“Sherman” has the meaning set forth in the caption hereto.

“SPV I” has the meaning set forth in the caption hereto.

“SPV II” has the meaning set forth in the caption hereto.

“Stockholder” means Apollo, CIH, Sherman and any other Person from time to time that holds Equity Securities acquired in accordance with the terms of this Agreement or the Rexnord Stockholders’ Agreement.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the voting power of the equity securities or equity interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there is no such voting power, 50% or more of the equity securities or equity interests) is owned, directly or indirectly, by such Person.

“Tag-Along Transaction” means a transaction involving a Transfer by Apollo of more than 10% of the Restricted Shares held by Apollo as of the Closing Date to a Person who is not an Affiliate of Apollo in which each Cypress Holder may elect in his or its discretion to participate in accordance with Section 3(b); provided, however, that a “Tag-Along Transaction” shall not include, and none of the rights of the Cypress Holders set forth in Section 3(b) shall be triggered by, a Transfer by Apollo to any limited partnership or other Person which has directly or indirectly invested in, or otherwise has ownership, equity or profits interests in, Fund VI or one of its Affiliated investment funds, as part of a distribution to such Person; provided, however, that such distribution is made on a pro rata basis to all such Persons.

“Transaction Documents” has the meaning set forth in the Agreement and Plan of Merger.

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation, encumbrance or other disposition, or any interest therein whatsoever, or any other transfer of beneficial ownership, whether voluntary or involuntary, including (a) as a part of any liquidation of assets or (b) as a part of any reorganization pursuant to the United States or other bankruptcy law or other similar debtor relief laws, but excluding any transfer of Equity Securities of the Company by employees of the Company or its Subsidiaries upon a termination of employment.

“Transferee” means any Person acquiring or intending to acquire Equity Securities through a Transfer.

“Underwritten Offering” means a sale of Equity Securities to an underwriter for reoffering to the public.

“Vested Options” has the meaning set forth in Section 6(a).

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

Section 2.                                          Restriction on Transfers.

(a)                                  Except as otherwise set forth below, the Cypress Holders shall not at any time Transfer any Equity Securities.  Any purported Transfer in violation of the provisions of this Section 2 shall be null and void and shall have no force or effect.

(b)                                 The restrictions contained in this Section 2 shall not apply with respect to any Transfer of Equity Securities (i) to the Company, Apollo or any of their respective Affiliates (which term, for purposes of this Section 2(b), shall not include any other Stockholder or such other Affiliates of such Stockholder other than the Company and Apollo), (ii) pursuant to applicable laws of descent or to such Stockholder’s executors, administrators, testamentary legatees and beneficiaries upon such Stockholder’s death or to any member of a Cypress Holder’s Family Group, (iii) to any member of CIH upon dissolution of CIH or (iv) to any limited liability company, limited partnership, corporation or other entity formed by Sherman or a member of Sherman’s Family Group and that is controlled by Sherman or Sherman and members of Sherman’s Family Group (for purposes of this definition, “control” being defined as the ownership of more than 50% of both the voting and economic interests of such entity) for the primary purpose of holding Sherman’s Restricted Shares, other equity interests in the Company and other equity interests of Sherman and Sherman’s Family Group.

(c)                                  Each Cypress Holder agrees that, as a condition precedent to any Transfer permitted under Section 2(b), each Transferee of such Equity Securities shall have executed a joinder agreement (“Joinder”) substantially in the form of Exhibit B attached hereto, pursuant to which such Transferee agrees to become party hereto, a Cypress Holder and have his, her or its Equity Securities subject to, the terms of this Agreement.  Any failure by a Cypress Holder to obtain a Joinder from the Transferee as required under this Section 2(c) shall render such Transfer null and void; provided that, in the case of a Transfer upon a Stockholder’s death or Disability, (i) the Transferee shall be deemed to have executed, and shall be deemed to be bound by, a Joinder as of the date of such Stockholder’s death or Disability and (ii) the Transferee shall be given a reasonable period of time (not to exceed 90 days from the date of such Stockholder’s death or Disability) to execute such Joinder.

(d)                                 This Section 2 shall not apply to an Approved Sale under Section 3(a), a Transfer permitted under Section 3(b) or a Transfer under Section 4.

Section 3.                                          Approved Sale; Tag Along Transaction.

(a)                                  Approved Sale; Sale of the Company.

(i)                                     At any time prior to the consummation of a Qualified Public Offering that Apollo proposes a Material Transfer of its Restricted Shares, Apollo shall be entitled to deliver notice (an “Approved Sale Notice”) to the Company and the Cypress Holders that Apollo requires the Cypress Holders to Transfer an amount of their Restricted Shares that is equal to the portion of Apollo’s Restricted Shares that Apollo proposes to Transfer in the Material Transfer (an “Approved Sale”); provided, however, that if the proposed Transferee desires to purchase an amount of Restricted Shares that is less than the aggregate amount of Restricted Shares of Apollo and the Cypress Holders that would otherwise be Transferred in the Approved Sale, then Apollo may elect to cancel such Approved Sale, or Apollo and the Cypress Holders shall sell in the Approved Sale only that number of Restricted Shares equal to the product of (x) the total number of Restricted Shares such proposed Transferee desires to purchase and (y) such Cypress Holder’s Proportionate Percentage; and provided, further, that any such Approved Sale Notice shall include the name of the parties to the proposed Approved Sale, a summary of the material terms and conditions of the proposed Approved Sale, and the proposed amount and form of consideration and the terms and conditions of payment contemplated by the proposed Approved Sale.

(ii)                                  Upon receipt of an Approved Sale Notice, each Cypress Holder and the Company shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is lawful and is structured as (A) a merger or consolidation of the Company or any of its Subsidiaries, or a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, each Cypress Holder shall, and hereby does, waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or sale of all or substantially all of the assets and hereby instructs the Board to vote in favor of such Approved Sale and to submit, if required by law, to a vote of the Stockholders of the Company or request a written consent as promptly as possible, and hereby agrees to vote in favor of such Approved Sale at any annual or special meeting of the Stockholders of the Company or to execute a written consent approving such Approved Sale, or (B) a sale of Restricted Shares, each Cypress Holder shall, and hereby does agree to, sell his or its Proportionate Percentage of his or its Restricted Shares on the terms and conditions approved by Apollo; provided, in the case of each of the foregoing clause (A) and (B), that the terms and conditions upon which each Cypress Holder’s Restricted Shares are sold are the same terms and conditions that apply to Apollo.

(iii)                               All Cypress Holders and the Company shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale; provided, however, that the Cypress Holders shall not be required to provide any representations, warranties, indemnities, covenants, conditions, escrow agreements or other provisions or agreements which are different from those made by Apollo in connection with such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the consummation of the Approved Sale.  At the closing of the sale of any Restricted Shares pursuant to this Section 3(a), each Cypress Holder shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Restricted Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Restricted Shares to be sold, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are deemed reasonably necessary by the Company for the proper Transfer of such Restricted Shares on the books of the Company.

(iv)                              Apollo shall deliver any Approved Sale Notice to the Company and the Cypress Holders at least ten (10) days prior to the consummation of the Approved Sale.

(v)                                 If any Stockholders are given an option as to the form and amount of consideration to be received in an Approved Sale, all Stockholders shall be given the same option.

(vi)                              No Cypress Holder shall be obligated to pay more than his or its Proportionate Percentage of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (it being agreed that expenses incurred by or on behalf of Apollo or a Cypress Holder for his or its sole benefit shall not be considered expenses incurred for the benefit of all Stockholders).

(vii)                           No Stockholder shall be required to make any representations or warranties that are joint and several or that pertain to matters other than title to Securities held by such Stockholder, such Stockholder’s capacity, authority or power to consummate the transaction in question, conflicts with laws, conflicts with contracts, organizational documents and Orders applicable to such Stockholder, broker and similar fees payable by such Stockholder, other representations and warranties customary for the type of transaction being consummated and representations and warranties with respect to any other matters particular to such Stockholder.

(viii)                        Any indemnification obligations for breaches of representations, warranties and covenants made by the Company and its Subsidiaries (but not by or on behalf of any Stockholder individually) shall be shared pro rata among the Stockholders (based on such Stockholder’s Proportionate Percentage) based on the aggregate consideration payable with respect to the Restricted Shares, and in no event shall a Stockholder be required to incur indemnification or contribution obligations with respect to such breaches that are joint and several or exceed the aggregate consideration payable with respect to such Stockholder’s Restricted Shares Transferred in the Approved Sale.

(ix)                                Each Cypress Holder and the Company hereby grants an irrevocable proxy and power of attorney which, it is agreed, is coupled with an interest, to any nominee of Apollo (the “Apollo Nominee”) to take all necessary actions and execute and deliver all documents deemed necessary and appropriate by such Person to effectuate the consummation of any Approved Sale.  To the extent a Cypress Holder fails to comply with the provisions of this Section 3(a), such Cypress Holder hereby indemnifies, defends and holds the Apollo Nominee harmless (severally in accordance with his or its pro rata share of the consideration received in any such Approved Sale (and not jointly and severally)) against all liability, loss or damage, together with all reasonable costs and expenses (including reasonable legal fees and expenses), relating to or arising from its exercise of the proxy and power of attorney granted hereby.

(x)                                   The Cypress Holders shall not be required to comply with, and shall have no obligations under, Section 2 in connection with any Approved Sale.

(b)                                 Tag-Along Transaction.

(i)                                     Subject to the provisions of Section 3(a) above, prior to the consummation of a Qualified Public Offering, if Apollo desires to effect a Tag-Along Transaction, Apollo shall give written notice to the Cypress Holders offering such Cypress Holders the option to participate in such Tag-Along Transaction (a “Sale Notice”) on the terms and conditions set forth in the Sale Notice (and, in any event, on the same terms and conditions as Apollo).  The Sale Notice shall include the name of the parties to the proposed Tag-Along Transaction, a summary of the material terms and conditions of the proposed Tag-Along Transaction, and the proposed amount and form of consideration and the terms and conditions of payment contemplated by the proposed Tag-Along Transaction.  Each Cypress Holder may, by written notice to Apollo delivered within ten (10) days of the date of the Sale Notice, elect to sell in such Tag-Along Transaction, on the terms and conditions approved by Apollo (which terms and conditions shall be the same as those on which Apollo’s Restricted Shares are sold and shall be consistent with the terms and conditions set forth in the Sale Notice); provided, however, that if the proposed Transferee desires to purchase an amount of Restricted Shares that is less than the aggregate amount of Restricted Shares proposed to be Transferred by Apollo and the Cypress Holders in the Tag-Along Transaction, then Apollo may elect to cancel such Tag-Along Transaction, or Apollo and the Cypress Holders shall be permitted to sell only that number of Restricted Shares equal to the product of (x) the total number of Restricted Shares subject to the proposed Tag-Along Transaction and (y) such Stockholder’s Proportionate Percentage.  No Transfer permitted under this Section 3(b) shall be subject to the requirements of Section 2.

(ii)                                  Upon the closing of the sale of any Restricted Shares pursuant to paragraph (b)(i) above, each Cypress Holder shall deliver at such closing, against payment of the purchase price therefor, certificates representing his or its Restricted Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Restricted Shares to be sold, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are deemed reasonably necessary by the Company for the proper Transfer of such Restricted Shares on the books of the Company.

Section 4.                                          Repurchase Right.

(a)                                  Unless otherwise provided in the Consulting Agreement, in the event of the termination of the Consulting Agreement (i) by the Company or any of its Subsidiaries as a result of the failure of Sherman substantially to satisfy reasonable performance standards (after taking into account macroeconomic factors affecting the Company and its Subsidiaries) but not under circumstances constituting Cause, (ii) by Sherman without Good Reason or (iii) on account of the death or Disability of Sherman (each, a “Repurchase Event”), the Company shall have the right, but not the obligation, to repurchase all or any portion of the Equity Securities held by each Cypress Holder (including any Equity Securities received upon a distribution from any deferred compensation plan or other Equity Incentive Plan or any Equity Securities issuable upon exercise of any option, warrant or similar equity-linked Security of the Company held by each Cypress Holder) in accordance with this Section 4 (the “Repurchase Right”).  Any repurchase described in the immediately preceding sentence shall be for fair market value (as determined in accordance with Section 4(e)), but subject to Section 4(b).  The Company may exercise the Repurchase Right by written notice (a “Repurchase Notice”) to the Cypress Holders within six months after the Repurchase Event; provided, however, that with respect to Equity Securities acquired by any Cypress Holder after such Repurchase Event (whether by exercise of any option, warrant or similar equity-linked Security of the Company, distribution of shares from any deferred compensation plan or otherwise), the Company may exercise the Repurchase Right by delivering a Repurchase Notice to such Cypress Holder within six months after the acquisition of such Equity Securities by such Cypress Holder (each date on which any such repurchase is executed with respect to the subject Equity Securities, the “Repurchase Date”).  The determination date for purposes of determining the fair market value shall be the Repurchase Date applicable to the subject Equity Securities.  Subject to Section 7 below, the Repurchase Date with respect to any repurchase of Equity Securities pursuant to the exercise of the Repurchase Right shall take place on the later of (i) the date specified by the Company, which shall in no event be later than thirty (30) days following the date of the Repurchase Notice and (ii) within ten (10) days following the receipt by the Company of all necessary government approvals.

(b)                                 Notwithstanding anything contained herein to the contrary, unless otherwise provided in the Consulting Agreement, in the event the Consulting Agreement is terminated by the Company or any of its Subsidiaries for Cause, then the Company may exercise the Repurchase Right by delivering a Repurchase Notice to the Cypress Holders within the time periods set forth in Section 4(a) above at a price equal to the lesser of (i) in the case of Common Stock, $           per share of Common Stock, subject to adjustment by the Company to reflect any stock split, recapitalization or similar adjustment to the Common Stock (or, for shares of Common Stock acquired after the Closing Date and not upon exercise of a Rollover Option, the original acquisition cost to the applicable Cypress Holder of such shares of Common Stock) and (b) the fair market value of such Equity Securities.  The determination date for purposes of determining the fair market value shall be the closing date of the purchase of the applicable Equity Securities.

(c)                                  The Company shall give prompt written notice to Apollo stating whether the Company will exercise the Repurchase Rights pursuant to Section 4(a) or Section 4(b) above.  If such notice states that the Company will not exercise such Repurchase Rights for all or any portion of the applicable Equity Securities subject thereto, Apollo (or its designee) shall have the right (exercisable by delivery of written notice to such Cypress Holder on or before the later of (i) the 30th day following the receipt of such notice or (ii) six months after the Repurchase Event) to purchase any such Equity Securities not purchased by the Company on the same terms and conditions as the Company set forth in Section 4(a) or Section 4(b).

(d)                                 The Repurchase Date shall take place on a date designated by the Company or Apollo, as applicable, in accordance with Section 4(a) or Section 4(c), respectively; provided, however, that the Repurchase Date may be deferred to a date designated by the Company or Apollo, as applicable, or, to the extent required to avoid liability under applicable securities laws, the Cypress Holder, as applicable, until such time as the subject Cypress Holder has held the Equity Securities for a period of at least six months and one day.  The purchase price shall be paid on the Repurchase Date in the form of a check, wire transfer of immediately available funds or by cancellation of money purchase indebtedness of such Cypress Holder, as determined in the sole discretion of the Company or Apollo, as applicable.  The Company or Apollo, as applicable, may effect such repurchase of Equity Securities and the Company shall record such Transfer on its books whether or not such Cypress Holder attends such closing or delivers certificates representing such Equity Securities to the Company.  Each Cypress Holder hereby grants an irrevocable proxy and power of attorney which, it is agreed, is coupled with an interest to any nominee of the Company or Apollo, as applicable, to take all necessary actions and execute and deliver all documents deemed necessary and appropriate by such nominee to effect such purchase of Equity Securities.  Any Cypress Holder (with respect to Sherman, either on behalf of himself or on behalf of CIH) who fails to take all necessary actions and execute and deliver all documents necessary and appropriate to fulfill his or its obligations under this Section 4 shall indemnify, defend and hold such nominee harmless against all liability, loss or damage, together with all reasonable costs and expenses (including reasonable legal fees and expenses), relating to or arising from such nominee’s exercise of the proxy and power of attorney granted hereby.  In addition, each Cypress Holder shall immediately lose all rights each may have under Section 9 of this Agreement in the event of any such purchase.

(e)                                  For purposes of this Section 4, Section 5, Section 6 and Section 7, the “fair market value” of any Equity Securities shall be determined as follows:

(i)                                     if the Equity Securities are listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share shall be valued at the average closing price per share on the principal exchange on which such shares are then trading for the 10 trading days immediately preceding the date of determination;

(ii)                                  if the Equity Securities are not traded on a National Securities Exchange but are quoted on the NASDAQ Stock Market or a successor quotation system and the shares are listed as a National Market issue under the National Market System, each share shall be valued at the average of the last sales price per share for the 10 trading days immediately preceding the date of determination as reported by the NASDAQ Stock Market or any such successor quotation system; or

(iii)                               if the Equity Securities are not listed on a National Securities Exchange and are not traded on the NASDAQ Stock Market and listed as a National Market issue under the National Market System, the fair market value shall be determined by the Board in good faith based on its good faith determination of the fair market value of the Company and its subsidiaries as a whole without regard to the percentage of shares represented by the shares subject to such determination or any minority discount or control premium.

Notwithstanding the foregoing, if a Person whose Equity Securities are being valued hereunder pursuant to clause (iii) above disagrees with the valuation determined by the Board, such Person may elect to choose within five Business Days of being advised of the determination of the Board to have the fair market value determined by and independent appraiser, the selection of which shall be subject to the mutual agreement of the Company and such Person.  The fees and expenses of any such independent appraiser shall be borne equally by the Company and the Person whose Equity Securities are being valued hereunder and the determination by the independent appraiser selected in accordance with this Section 4(e) shall be final and binding.

Section 5.                                          Involuntary Transfers.

(a)                                  In the case of any Transfer of title or beneficial ownership of Equity Securities upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Cypress Holder (each, an “Involuntary Transfer”), the

Cypress Holder shall promptly (but in no event later than two days after the Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom the Equity Securities were transferred (the “Involuntary Transferee”), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

(b)                                 Upon the receipt of the Involuntary Transfer Notice, and for 60 days thereafter, the Company shall have the right to repurchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Equity Securities acquired by the Involuntary Transferee for a repurchase price equal to the “fair market value” (as determined in accordance with Section 4(e)) of such Equity Securities as of the date of the Involuntary Transfer (the “Involuntary Transfer Repurchase Price” and such right, the “Involuntary Transfer Repurchase Right”).  The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) to the Involuntary Transferee given in accordance with Section 14(k) of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised by the Company.

(c)                                  Subject to Section 7 below, the repurchase of Equity Securities pursuant to the exercise of the Involuntary Transfer Repurchase Right shall take place on a date specified by the Company, but in no event following the later of the 60th day following the date of the date of the Involuntary Transfer Repurchase Notice or the 10th day following the receipt by the Company of all necessary governmental approvals.  On such date, the Involuntary Transferee shall transfer the Equity Securities subject to the Involuntary Transfer Repurchase Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Equity Securities to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to the Involuntary Transferee the Involuntary Transfer Repurchase Price.  The Involuntary Transferee and the Cypress Holder shall use all commercially reasonable efforts to assist the Company in order to expedite all proceedings described in this Section 5.  If the Involuntary Transferee does not transfer the Equity Securities to the Company as required, the Company will cancel such Equity Securities and deposit the funds in a non-interest bearing account and make payment upon delivery.

Section 6.                                          Put Right.

(a)                                  Each Cypress Holder shall have the right (but not the obligation), subject to the terms and conditions of this Section 6 and of Section 7, to sell in one or more transactions in connection with the termination of the Consulting Agreement (i) by the Company or one of its Subsidiaries without Cause or (ii) by the Sherman, CIH or Cypress Group for Good Reason, and the Company shall be obligated to purchase (x) all or any shares of Common Stock held by such Cypress Holder as of the termination of the Consulting Agreement (whether or not acquired upon exercise of the Option) and (y) all or any portion of the options to purchase Common Stock (including, without limitation, the Option) held by such Cypress Holder that is or becomes vested (collectively, the “Vested Options”), in each case at the applicable Put Price (as defined below) (the “Put Right”).  To exercise the Put Right, such Cypress Holder must give written notice thereof to the Company (the “Put Notice”).  The Put Notice is irrevocable and must (1) be in writing and signed by such Cypress Holder, (2) set forth the intent to exercise the Put Right and contain the total number of shares of Common Stock and Vested Options to be sold to the Company pursuant to the Put Right and (3) be delivered to the Company within 120 days following the termination of the Consulting Agreement.

(b)                                 The Company shall have no obligation to repurchase shares of Common Stock or Vested Options pursuant to the exercise of the Put Right unless the repurchase will not violate any loan covenants or other agreements imposed or required by any entity as part of the extension of financing to the Company.  If the repurchase of Common Stock or Vested Options pursuant to the Put Right is prohibited by the Company’s financing arrangements, the Company shall deliver written notice to the applicable Cypress Holder, upon or as soon as administratively practicable after the first date on which such repurchase would not violate the Company’s financing arrangements, and, in order to exercise the Put Right, the such Cypress Holder, must again deliver a Put Notice to the Company in accordance with Section 6(a), with such Put Right to be exercised within 120 days following the receipt of such notice from the Company.  Notwithstanding anything to the contrary contained herein, no Cypress Holder shall have a Put Right if (i) the shares of Common Stock or Vested Options are subject to any lien, encumbrance, pledge, or other interest of any third party or have been transferred in violation of applicable law, or the restrictions on transfer contemplated by this Agreement or (ii) the repurchase would violate applicable laws, regulations or exchange listing rules restricting corporate distributions to stockholders.

(c)                                  The price to be paid by the Company upon settlement of the Put Right shall equal (i) with respect to shares of Common Stock, the fair market value (as determined in accordance with Section 4(e)) of a share of Common Stock as of the date of the closing of the repurchase, and (ii) with respect to Vested Options, the fair market value (as determined in accordance with Section 4(e)) of the shares of Common Stock issuable upon exercise of the Vested Options as determined under this Agreement as of the date of the closing of the repurchase, less the aggregate exercise price of such Vested Options (the price under clause (i) or (ii) above, as applicable, is referred to herein as the “Put Price”).

(d)                                 The closing of any repurchase under this Section 6 shall be at a date to be specified by the Company, such date to be no later than 30 days after the date of the applicable Put Notice.  The Put Price shall be paid at the closing in the form of a check, wire transfer of immediately available funds or by cancellation of money purchase indebtedness of the applicable Cypress Holder against surrender by such Cypress Holder of a stock certificate evidencing the shares of Common Stock with duly endorsed stock powers, or such other instrument of transfer or cancellation of such shares and Vested Options as may be reasonably requested by the Company.

(e)                                  The Put Right shall terminate to the extent that it is not exercised prior to a Qualified Public Offering.

Section 7.                                          Repurchase Disability.

(a)                                  Notwithstanding anything to the contrary herein, except as otherwise provided by Section 7(c), the Company shall not be permitted to purchase any Equity Securities held by any Cypress Holder or Involuntary Transferee upon exercise of the Repurchase Right, the Involuntary Transfer Repurchase Right or the Put Right (as applicable) if the Board reasonably determines that:

(i)                                     the purchase of Equity Securities would render the Company or its Subsidiaries unable to meet their obligations in the ordinary course of business at any time during the one year period commencing on the date such purchase of Equity Securities would otherwise be required taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company and its Subsidiaries which are reasonably likely to be consummated or paid, as the case may be, within such one year period, including, without limitation, any proposed acquisition of any other entity by the Company or any of its Subsidiaries which is reasonably likely to be consummated within such one year period;

(ii)                                  the Company is prohibited from purchasing the Equity Securities by applicable law restricting the purchase by a corporation of its own shares; or

(iii)                               the purchase of Equity Securities would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument representing indebtedness to which the Company or any of its Subsidiaries is a party (collectively, the “Financing Documents”) or the Company or its applicable Subsidiaries is not able to obtain the requisite consent of any of its senior lenders to the purchase of the Equity Securities.

The events described in (i) through (iii) above each constitute a “Repurchase Disability.”

(b)                                 Except as otherwise provided by Section 7(c), in the event of a Repurchase Disability, the Company shall notify in writing the Cypress Holder or the Involuntary Transferee with respect to whom the Involuntary Transfer Repurchase Right has been exercised (a “Disability Notice”).  The Disability Notice shall specify the nature of the Repurchase Disability.  The Company shall thereafter repurchase the Equity Securities described in the Repurchase Notice, Involuntary Transfer Repurchase Notice or Put Notice, as applicable, as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Equity Securities while any Repurchase Disabilities continue to exist); provided, however, that if some, but not all of the Equity Securities to be repurchased can be so repurchased without creating a Repurchase Disability, then the Company shall consummate such repurchase to the fullest extent it is able without causing a Repurchase Disability in accordance with the terms of this Agreement (without giving effect to this Section 7).  In the event the Company suspends its obligations to repurchase the Equity Securities pursuant to a Repurchase Disability, (i) the Company shall provide written notice to the Cypress Holder or Involuntary Transferee, as applicable, as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (ii) the fair market value of the Equity Securities subject to a Repurchase Notice, Involuntary Transfer Repurchase Notice or Put Notice shall be equal to the greater of the fair market value (as determined in accordance with Section 4(e)) of the Equity Securities as of the date of the date of the Repurchase Notice, Involuntary Transfer Repurchase Notice or Put Notice, as the case may be, and the fair market value (as determined in accordance with Section 4(e)) determined as of the date the Reinstatement Notice is delivered to the Cypress Holder or the Involuntary

Transferee, which fair market value shall be used to determine the Repurchase Price, Involuntary Transfer Repurchase Price or Put Price, as applicable, in the manner described above; and (iii) the repurchase shall occur on a date specified by the Company within 10 days following the determination of the fair market value of the Equity Securities to be repurchased as provided in clause (ii) above.

Section 8.                                          Cooperation.

(a)                                  In the event that Apollo exercises its rights pursuant to Section 3(a) or Section 3(b), each Cypress Holder shall consent to and raise no objections (other than to challenge the lawfulness of any transaction to be consummated in connection with Apollo’s exercise of such rights, but only in the event that such Cypress Holder would be required to violate applicable law in connection with the consummation of such transaction) against the transaction, and shall take all actions that the Board reasonably deems necessary or desirable in connection with the consummation of the transaction.  Without limiting the generality of the foregoing, each Cypress Holder agrees to (i) consent to and raise no objections (other than to challenge the lawfulness of any transaction to be consummated in connection with Apollo’s exercise of such rights, but only in the event that such Cypress Holder would be required to violate applicable law in connection with the consummation of such transaction against the transaction); (ii) execute any stock purchase agreement, merger agreement or other agreement entered into with the third party purchaser with respect to the transaction setting forth the terms and any ancillary agreement with respect to such transaction; (iii) vote the Equity Securities held by such Cypress Holder in favor of the transaction; and (iv) refrain from the exercise of dissenters’ or appraisal rights with respect to the transaction.

(b)                                 If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Cypress Holder shall, if necessary, appoint a purchaser representative (as defined in Rule 501 of the Securities Act) reasonably acceptable to the Company.  If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Cypress Holder appoints another purchaser representative, the Cypress Holder shall be responsible for the fees of the purchaser representative so appointed.

(c)                                  Each Cypress Holder shall bear its pro rata share of the costs of any transaction in which it sells Equity Securities (based upon the net proceeds received by such Cypress Holder in such transaction) to the extent such costs are incurred for the benefit of all holders of Equity Securities and are not otherwise paid by the Company or the acquiring party (it being agreed that expenses incurred by or on behalf of Apollo or a Cypress Holder for his or its sole benefit shall not be considered expenses incurred for the benefit of all Stockholders).

Section 9.                                          Board of Directors.

(a)                                  Number of Directors; Nomination; Removal; Committees.

(i)                                     The Company and the Stockholders shall take such corporate actions as may be required to ensure that (A) the number of directors constituting the Board is at all times five (5), and (B) the presence of three (3) directors (including a majority of Apollo Directors (as defined below)) is required to constitute a quorum of the Board.

(ii)                                  For so long as Apollo owns any shares of Common Stock (or equity-linked Securities convertible or exchangeable into shares of Common Stock), (A) Apollo shall have the right to nominate two (2) Persons to serve as directors on the Board and propose the removal of such nominees and (B) Fund VI shall have the right to nominate one (1) Person to serve as director on the Board and propose the removal of such nominee (the Persons nominated pursuant to clause (A) and (B) of this paragraph, the “Apollo Directors”).  Each such nomination or proposal shall be made by Apollo or Fund VI, as the case may be, delivering a written notice to the Company.  As promptly as practicable, but in any event within five (5) days, after delivery of such notice, the parties hereto shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice, and the Stockholders agree to vote their shares in favor of such proposal.  Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Stockholders of the Company.  The Apollo Directors initially shall be Laurence Berg, Steven Martinez and Peter P. Copses, it being acknowledged and agreed that Fund VI has nominated Peter P. Copses to serve as an Apollo Director.

(iii)                               Sherman shall have the right to serve as a director until he (A) resigns as a director or (B) ceases, for any reason, to serve the Company under the Consulting Agreement (each such event, with respect to Sherman, a “Resignation Event”).  In the event of any such Resignation Event, Sherman agrees to resign as a director of the Company and each Subsidiary of the Company immediately pursuant to a written resignation notice delivered to the Board.  In the event Sherman fails to so resign following a Resignation Event, the Stockholders agree to vote their shares to remove Sherman as a director pursuant to the terms of this Agreement immediately.  Sherman acknowledges and agrees that he shall have no right to be appointed to the Board following removal therefrom pursuant to this Section 9.

(iv)                              While serving as a director in accordance with this Section 9, Sherman shall be a “Non-Apollo Director.”  In the event Sherman loses his right to serve as a director, his replacement shall be appointed by the holders of a majority of the Common Stock of the Company owned by Shareholders other than Apollo and Affiliates of Apollo and such replacement shall be a “Non-Apollo Director.”

(v)                                 The majority of the members of each committee created by the Board shall be Apollo Directors, and each Stockholder shall vote his, her or its Equity Securities, and the Company and the Stockholders shall take such corporate actions as may be required, to effectuate the provisions of this Section 9(a)(v).

(b)                                 Meetings; Expenses; Compensation.

(i)                                     The Company agrees to cause the Bylaws to provide, at all times from and after the Closing, that meetings of the Board or any committee thereof may be conducted by teleconference and that Board action may be taken by unanimous written consent.

(ii)                                  The Company shall convene meetings of the Board at least once every three months.  Upon any failure by the Company to convene any meeting required by this paragraph, a director nominated under Section 9(a)(ii) shall be empowered to convene such meeting.

(iii)                               The Company shall reimburse each director for his or her reasonable out-of-pocket expenses (including travel and related expenses) incurred in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company.  The Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to Apollo, and the Restated Certificate and By-laws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

(iv)                              The Company shall pay each Apollo Director and each independent director appointed by Apollo (A) a director’s fee in the amount of $40,000 per year; (B) an attendance fee in the amount of $2,000 for each meeting of the board of directors attended in person by such director; and (C) an attendance fee in the amount of $1,000 for each meeting of the board of directors attended telephonically by such director.

(c)                                  Increase of Number of Directors.  In the event that, and at such time as, the number of directors constituting the Board is increased to more than five (5), Apollo shall have the right (for so long as Apollo owns any shares of Common Stock (or equity-linked Securities convertible into shares of Common Stock)) to nominate additional directors such that the majority of the directors comprising the Board shall be Apollo Directors, and the Company and Stockholders shall take all corporate actions as may be required to ensure that (x) nominees of Apollo constitute a majority of the directors of the Board and (y) the presence of a majority of directors (including a majority of directors appointed by Apollo) is required to constitute a quorum of the Board.

(d)                                 Subsidiaries.  The provisions of this Section 9 shall apply, mutatis mutandis, to the board of directors of each Subsidiary of the Company.

(e)                                  Inconsistency; Termination.

(i)                                     In the event that any provision of the Bylaws or Restated Certificate is inconsistent with any provision of this Section 9, the Stockholders shall take such action as may be necessary to amend any such provision in the Bylaws or Restated Certificate to reflect the terms and provisions of this Section 9.

(ii)                                  The provisions of this Section 9 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

Section 10.                                   Representations and Warranties.

Each Cypress Holder, severally and not jointly, hereby represents and warrants that (a) effective as of the Closing, such Cypress Holder is the record owner of the number and type of Equity Securities of the Company set forth opposite his or its name on Schedule I attached hereto, (b) this Agreement has been duly authorized, executed and delivered by such Cypress Holder and constitutes the valid and binding obligation of such Cypress Holder, enforceable in accordance with its terms, and (c) such Cypress Holder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and each Cypress Holder covenants that he or it shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

Section 11.                                   Information Rights; Covenants.

(a)                                  For so long as Apollo owns any Equity Securities, it shall be entitled to receive regular and suitable business (e.g. sales, marketing and technology), financial and other information reasonably appropriate to monitor and manage its ownership interests and such other information as it may reasonably request, from time to time.  Such information will include, without limitation, the following:

(i)                                     Access to Records.  The Company shall, and shall cause each Subsidiary of the Company to, afford to Apollo and its officers, employees, advisors, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and each such Subsidiary and all officers and employees of the Company and each such Subsidiary.

(ii)                                  Hiring of Advisors.  In connection with any possible Sale of the Company or any transactions permitted or contemplated herein, and upon the request of Apollo, subject to the fiduciary duties of the directors of the Company, the Company shall hire any (A) investment bank, (B) legal advisor, (C) financial or accounting advisor, or (D) other such advisor(s) on terms and conditions satisfactory to Apollo.

(iii)                               Financial Reports.  The Company shall furnish Apollo with the following:

(A)                              Monthly Reports.  As soon as available, but not later than 30 days after the end of each fiscal month, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principals consistently applied (except for the absence of footnotes and year-end adjustments).

(B)                                Quarterly Reports.  As soon as available, but not later than 45 days after the end of each quarterly accounting period, (1) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders’ equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principals consistently applied and (2) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

(C)                                Annual Audit.  As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders’ equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a the firm of independent certified public accountants selected by the Board (the “Accountants”).  The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 11.

(D)                               Miscellaneous.  Promptly upon becoming available, the Company shall provide to Apollo:

(1)                                  copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to Apollo or its or their stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the Securities and Exchange Commission, any securities exchange or the NASD;

(2)                                  notification in writing of any litigation or governmental proceeding in which it or any of its Subsidiaries is involved and which might, if determined adversely, materially and adversely effect the Company or any of its Subsidiaries;

(3)                                  notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

(4)                                  upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its or their accountants; and

(5)                                  upon request, any other routinely collected financial or other information available to management of the Company or its subsidiaries (including, without limitation, routinely collected statistical data).

(b)                                 Apollo shall, and shall cause its Affiliates, employees, counsel and authorized representatives (collectively, “Authorized Representatives”) to, hold in confidence all Company Confidential Information (as defined below) of the Company and its Subsidiaries and Affiliates provided or made available to, or otherwise known by or in the possession of, Apollo; provided, however, that the foregoing provision shall not apply to information which: (i) is or becomes generally known to the industry or the public (other than as a result of the breach of this Section 11 by Apollo); or (ii) is or becomes available to Apollo on a non-confidential basis from a source other than the Company or its Subsidiaries or Affiliates or their respective directors, officers, employees or agents.  As used in this Agreement, the term “Company Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries in connection with their respective businesses, including processes, ideas, inventions (whether patentable or not), know-how, schematics, trade secrets, trademarks, copyrights, patents, designs and all other intellectual property and proprietary information, books, records, financial statements, customer lists, details regarding products and services, marketing information, sales information and all other technical, business, financial, customer and product development plans, forecasts, strategies and information, previously, presently, or subsequently disclosed to Apollo or its Affiliates or Authorized Representatives, in each case to the extent not generally known to the public.  Notwithstanding the terms of this Agreement, Company Confidential Information may be disclosed by Apollo and its Authorized Representatives when compelled by governmental rule or regulation, or compelled by legal process or court order if Apollo (and/or its Authorized Representatives) has given the Company prompt written notice of such request or order and the Company Confidential Information to be disclosed as far in advance of its disclosure as reasonably possible so that the Company may seek an appropriate protective order or waive compliance by Apollo.  For purposes of the preceding sentence, Apollo and its Authorized Representatives shall be entitled to rely conclusively on an opinion of its nationally recognized outside counsel that Apollo or its Authorized Representative is compelled by governmental rule or regulation, or compelled by legal process or court order, to disclose any such Company Confidential Information.

(c)                                  Notwithstanding the disclosure obligations set forth in Section 11(a), to the extent applicable to the Company, the Company shall comply in all material respects with the applicable requirements and provisions of Regulation FD (17 C.F.R. § 243.100, as amended, modified, restated or supplemented from time to time).

Section 12.                                   Registration Rights.

(a)                                  Right to Demand; Demand Notices.  Subject to the provisions of this Section 12, at any time and from time to time, Apollo (the “Demand Party”) shall have the right to make two (2) written requests in any 12-month period to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of its Restricted Shares.  All requests made pursuant to this Section 12 will specify the aggregate amount of Restricted Shares to be registered, and will also specify the intended method of Transfer thereof (a “Demand Notice”), including, if such Transfer is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting.  Subject to Section 12(e), promptly upon receipt of any such Demand Notice, the Company will use its best efforts to effect, as soon as possible, but in any event within 90 days, such registration under the Securities Act of the Restricted Shares that the Company has been so requested to register.

(b)                                 Company’s Right to Defer Registration.  If the Company is requested to effect a Demand Registration and the Company furnishes to the Demand Party a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from such Demand Party.  If the Company shall so postpone the filing of a Registration Statement and if the Demand Party within thirty (30) days after receipt of the notice of postponement advises the Company in writing that such Demand Party has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and shall not be deemed to have been requested for purposes of Section 12(a).  If the effective date of any Registration Statement filed would otherwise be at least forty-five (45) calendar days, but fewer than ninety (90) calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such Registration Statement for such period (up to a maximum of 45 days) as is reasonably necessary to include therein audited financial statements for such fiscal year.

(c)                                  Registration Statement Form.  Registrations under this Section 12 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Demand Party and (ii) as shall permit the Transfer of Restricted Shares in accordance with the intended method or methods of Transfer specified in the Demand Party’s Demand Notice.  If, in connection with any registration under this Section 12 that is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(d)                                 Effective Registration Statement.  The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the Commission; provided, however, that no Demand Registration shall be deemed to have been requested for purposes of Section 12(a) if (x) such registration, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such interference is not cured within twenty (20) Business Days or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of Apollo) or (ii) at any time after the Demand Party delivers a Demand Notice to the Company and prior to the effectiveness of the Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the Demand Party (other than as contemplated by Section 12(e)) unless the Demand Party has elected to pay and has paid to the Company in full the Registration Expenses (as set forth in Section 12(j)) in connection with such Registration Statement.

(e)                                  Cutbacks.  If the managing underwriter advises the Company that the inclusion of all such Restricted Shares proposed to be included in any registration would interfere with the successful marketing (including pricing) of the Equity Securities of the Company to be offered thereby, then the number of Restricted Shares proposed to be included in such registration shall be allocated among the Company and the selling Stockholders in the following order of priority:

(i)                                     first, the Restricted Shares to be offered by the Company; and

(ii)                                  second, the amount of Restricted Shares which all other Stockholders have requested to be included in such registration (that the managing underwriter believes can be sold without interfering with the successful marketing (including pricing) of the Equity Securities of the Company), pro rata based upon the number of Restricted Shares proposed to be sold by each such Stockholder in such registration.

(f)                                    Piggyback Registration.  If the Company at any time proposes for any reason to register Restricted Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) including, without limitation, pursuant to Section 12(a) or Section 12(g), it shall promptly give written notice to each Stockholder of its intention to register the Restricted Shares and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any such Stockholder to include in such registration Restricted Shares (which request shall specify the number of Restricted Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Restricted Shares to be included in such registration on the same terms and conditions as the Restricted Shares otherwise being sold in such registration, and in any event, subject to Section 12(e) the Company shall include the Restricted Shares if the registration is effected pursuant to Section 12(a) or Section 12(g) on the same terms and conditions as the Restricted Shares otherwise being sold in such registration.

(g)                                 Registrations on Form S-3.  Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, Apollo shall have the right to request in writing an unlimited number of Demand Registrations on Form S-3 or such successor form of Restricted Shares held by Apollo, which request or requests shall (i) specify the number of Restricted Shares intended to be sold or otherwise Transferred and (ii) state the intended method of Transfer of such Restricted Shares.  Promptly (and in any event within 5 days) after receipt of any such request, the Company shall give written notice of such proposed registration to the other Stockholders and, subject to Section 12(e), shall include in such proposed registration any Restricted Shares requested to be included in such proposed registration by such Stockholders who respond in writing to the Company’s notice within 15 days after delivery of such Notice (which response shall specify the number of Restricted Shares proposed to be included in such registration).

(h)                                 Holdback Agreement.  If the Company at any time shall register any shares of Common Stock under the Securities Act (including any registration pursuant to Section 12(a)) for sale to the public, Apollo and the Cypress Holders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer, any Restricted Shares (other than those Restricted Shares included in such registration pursuant to Section 12(a)) without the prior written consent of the Company for a period designated by the Company in writing to Apollo and the Cypress Holders, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not exceed 90 days (or 180 days in the case of the initial public offering) after the effective date of such Registration Statement.

(i)                                     Preparation and Filing.  If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

(i)                                     use its best efforts to cause a Registration Statement that registers such Restricted Shares to become and remain effective for a period of 90 days or until all of such Restricted Shares have been Transferred (if earlier);

(ii)                                  furnish, at least five Business Days before filing a Registration Statement that registers such Restricted Shares, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to one counsel acting on behalf of all selling Stockholders selected by Apollo (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Restricted Shares are to be covered by such Registration Statement may reasonably propose;

(iii)                               prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least a period of 90 days or until all of such Restricted Shares have been Transferred (if earlier)

and to comply with the provisions of the Securities Act with respect to the sale or other Transfer of such Restricted Shares;

(iv)                              promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement, Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Restricted Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v)                                 use its best efforts to register or qualify such Restricted Shares under such other securities or blue sky laws of such jurisdictions as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Restricted Shares to consummate the Transfer in such jurisdictions.

(vi)                              without limiting subsection (v) above, use its best efforts to cause such Restricted Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Restricted Shares to consummate the Transfer of such Restricted Shares;

(vii)                           furnish to each selling Stockholder and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Stockholder or underwriters may reasonably request in order to facilitate the public offering and sale or other Transfer of such Restricted Shares;

(viii)                        notify in writing on a timely basis each selling Stockholder at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Stockholder, prepare and furnish to such Stockholder a number of copies reasonably requested by such Stockholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Restricted Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix)                                prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its best efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(x)                                   retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Stockholders and underwriters and, upon request, to file such document and to prepare and furnish without charge to each selling Stockholder and underwriter as many copies as each such selling Stockholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(xi)                                make available for inspection by the selling Stockholders, the Sellers’ Counsel or any underwriter participating in any Transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement.  Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other Order from a Governmental Authority or (iii) such Information has been made generally available to the public.  The selling Stockholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their reasonable commercial efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(xii)                             in the case of an Underwritten Offering, use its best efforts to obtain, from its Accountants, a “cold comfort” letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xiii)                          use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Restricted Shares in such registration) and, in the case of an Underwritten Offering, use its best efforts to obtain, from its counsel, an opinion or opinions in customary form;

(xiv)                         provide a transfer agent and registrar (which may be the same entity) for such Restricted Shares and a CUSIP number for such Restricted Shares, in each case no later than the effective date of such registration;

(xv)                            upon the request of any underwriter, issue to any underwriter to which any selling Stockholder may sell Restricted Shares in such offering, certificates evidencing such Restricted Shares;

(xvi)                         upon the request of Apollo, list such Restricted Shares on any national securities exchange on which any shares of Common Stock are listed or, if no such shares are listed on a national securities exchange, use its best efforts to qualify such Restricted Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASD”) or such other national securities exchange as Apollo shall request;

(xvii)                      in connection with an Underwritten Offering, participate, to the extent requested by the managing underwriter for the offering or Apollo, in customary efforts to sell the Restricted Shares being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in “road shows” as is customary and take such other actions as the underwriters or Apollo may request in order to expedite or facilitate the Transfer of Restricted Shares;

(xviii)                   cooperate with each Stockholder and each underwriter participating in the Transfer of Restricted Shares and their respective counsel in connection with any filings required to be made with the NASD, including, if appropriate, the pre-filing of the Prospectus as part of a shelf Registration Statement in advance of an Underwritten Offering;

(xix)                           make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xx)                              during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xxi)                           otherwise use its best efforts to comply with all applicable Rules and Regulations; and

(xxii)                        use its best efforts to take all other steps necessary to effect the registration of such Restricted Shares contemplated hereby.

(j)                                     Expenses.  All expenses incident to the Company’s performance of, or compliance with, this Section 12, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Restricted Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Restricted Shares in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto), all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Restricted Shares on any securities exchange (including NASDAQ) and all rating agency fees; (f) all fees and disbursements of the Sellers’ Counsel to represent the selling Stockholders in connection with such registration; and (g) reasonable fees and expenses of outside counsel and advisors retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by such seller or sellers.  In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

(k)                                  Indemnification.

(i)                                     In connection with any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Restricted Shares, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any

Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; and provided, further, however, that the foregoing indemnity agreement shall not inure to the benefit of any indemnified party if (w) such loss, claim, damage, liability or judgment arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or any amendment or supplement thereto, as the case may be, (x) the Company informed such sellers and underwriters of such untrue statement or alleged untrue statement or omission or alleged omission prior to the confirmation of sales of the Shares, (y) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the underwriters such that the underwriters had a reasonably sufficient amount of time to deliver such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) to the Persons to whom the underwriters offered the Restricted Shares and (z) the timely delivery of such amended Preliminary Prospectus (or Issuer Free Writing Prospectus) to such Person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such Person.

(ii)                                  In connection with any registration of Restricted Shares under the Securities Act pursuant to this Agreement, each seller of Restricted Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 12(k)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Restricted Shares under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in Road Show Material; provided, however, that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Restricted Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Restricted Shares effected pursuant to such registration.

(iii)                               Indemnification similar to that specified in Sections 12(k)(i) and (k)(ii) shall be given by the Company and each seller of Restricted Shares (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Securities under any Federal or state law or regulation of Governmental Authority other than the Securities Act.

(iv)                              Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 12(k), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure).  In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 12(k), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and, any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 12(k).

(v)                                 If the indemnification provided for in this Section 12(k) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Restricted Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Restricted Shares effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi)                              The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of Restricted Shares.

(l)                                     Underwritten Offerings.  Notwithstanding anything to the contrary set forth in this Agreement:

(i)                                     to the extent that all the holders selling Restricted Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in this Section 12, the provisions contained in this Section 12 addressing such issue or issues shall be of no force or effect with respect to such registration.  If any offering pursuant to a Demand Registration or pursuant to Section 12(g) involves an Underwritten Offering, Apollo shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company in which case the Company shall enter into an agreement with such firm for the underwriting of such offering containing terms and conditions reasonably satisfactory to Apollo and the Company; and

(ii)                                  no Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees (A) to sell such Stockholder’s Restricted Shares proposed to be included therein on the basis provided in any underwriting arrangement(s) acceptable to Apollo and the Company and consistent with the terms hereof and (B) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m)                               Information by Holder.  Each holder of Restricted Shares to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(n)                                 Exchange Act Compliance.  From and after the date a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of the its Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Restricted Shares.  The Company shall cooperate with each holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 or any comparable successor rules).  The Company shall furnish to any holder of Restricted Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).  After the consummation of a Qualified Public Offering, subject to the limitations on Transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Restricted Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Restricted Shares.

(o)                                 No Conflict of Rights.  The Company represents and warrants to Apollo and the Cypress Holders that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company.  The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

(p)                                 Termination.  The provisions of this Section 12 shall terminate and be of no further force or effect when there shall not be any Restricted Shares, provided, however, that Sections 12(j) and (k) shall survive the termination of this Agreement indefinitely.

(q)                                 Rexnord Stockholders’ Agreement.  Each of the parties to this Agreement acknowledge that the Rexnord Stockholders’ Agreement contains provisions comparable to the provisions of this Section 12, including provisions relating to piggyback registration rights.  Nothing in this Section 12 shall limit or in any way restrict the rights of the parties to the Rexnord Stockholders’ Agreement thereunder.

Section 13.                                   Termination.

Subject to the terms of Section 12(p), this Agreement shall terminate on the first to occur of:

(a)                                  the date the Company consummates a Qualified Public Offering;

(b)                                 the complete liquidation of the Company and its Subsidiaries or the sale, lease or other disposition by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; and

(c)                                  the execution of a resolution of the Board terminating this Agreement.

Section 14.                                   Miscellaneous.

(a)                                  Restrictive Legends.

(i)                                     Each certificate for Restricted Shares (unless otherwise permitted by the provisions of Section 14(a)(ii)) shall include a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY 21, 2006 BY AND AMONG REXNORD HOLDINGS, INC. (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN.  THE TERMS OF SUCH STOCKHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(ii)                                  Subject to Section 14(b), any holder of Restricted Shares registered that are pursuant to the Securities Act and qualified under applicable state securities laws may exchange any certificate or other evidence of ownership of such Restricted Shares for a certificate or other evidence of ownership with respect to the Common Stock so registered that shall not bear the legend set forth in clause (i) of this Section 14(a).

(b)                                 Compliance with Securities Laws.  Upon any proposed Transfer of Restricted Shares, the Company shall not be obligated to register the Transfer of such Restricted Shares on the stock transfer books of the Company until the Company shall have received (i) to the extent required to ensure compliance with the Securities Act and any other applicable laws, an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed Transfer of Restricted Shares may be effected without registration under the Securities Act or any such other applicable laws and/or (ii) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and any other applicable laws.  Each certificate evidencing Restricted Shares transferred as above provided shall bear the legend set forth in Section 14(a)(i), except that such certificate shall not bear such legend if neither such legend nor the restrictions on Transfer in Section 14(a) and Section 14(b) are required in order to ensure compliance with the provisions of the Securities Act.

(c)                                  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void.  It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(d)                                 Entire Agreement; Termination of RBS/Cypress Stockholders’ Agreement.

(i)                                     This Agreement constitutes the entire agreement among the parties hereto and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof (including (A) the RBS/Cypress Stockholders’ Agreement and (B) the provisions set forth across from the sub-heading “Shareholder Agreement” in that certain Management Incentive Compensation Term Sheet, dated as of May 24, 2006, by and among CIH, Sherman, Cypress Group and Acquiror), except for the Option Agreement and Option Assumption Agreement.

(ii)                                  The Stockholders hereby acknowledge and agree that, effective as of the Closing, notwithstanding anything to the contrary contained in the RBS/Cypress Stockholders’ Agreement, and with no further action on the part of any party thereto or hereto, the RBS/Cypress Stockholders’ Agreement shall terminate and be of no further force or effect, and none of the parties hereto or thereto shall have any further liability or obligation thereunder whether arising prior to, on or after the date hereof.

(e)                                  Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Company, Apollo and the Cypress Holders and their respective successors and permitted assigns.  Except as otherwise expressly permitted pursuant to the terms of this Agreement (or with the prior written consent of Apollo), neither the Company nor the Cypress

Holders shall assign or otherwise Transfer their rights or obligations hereunder.  Apollo shall have the right to assign or otherwise Transfer its rights and obligations hereunder to its Affiliates.

(f)                                    Modifications; Amendments.  The terms and provisions of this Agreement may not be modified, amended or waived, except pursuant to a writing signed by the Company, and the holders of a majority of the Common Stock; provided, however, that any such modification, amendment or waiver that adversely affects any Stockholder and is prejudicial to such Stockholder relative to all of the other Stockholders shall not be effected without the consent of such Stockholder.

(g)                                 Waiver.  No course of dealing between the Company, Apollo and the Cypress Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement.  The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(h)                                 Table of Contents and Headings.  The table of contents and section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(i)                                     Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(j)                                     Remedies.

(i)                                     Apollo and each Cypress Holder shall have all rights and remedies reserved for Apollo or such Cypress Holder pursuant to this Agreement and the Restated Certificate and the Bylaws and all rights and remedies which Apollo or such Cypress Holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity.  Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(ii)                                  The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(iii)                               It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(k)                                  Notices.  All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)                                     if to the Company, to:

Rexnord Holdings, Inc.
c/o RBS Global, Inc.
4701 Greenfield Avenue

Milwaukee, WI 53214

Fax: (414) 643-2510

Attention: Patricia Whaley, Esq.

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036
Fax:  (212) 326-2061

Attention:  John M. Scott, Esq.

(ii)                                  if to Apollo, to:

Apollo Management VI, L.P.
c/o Apollo Management, L.P.
9 West 57th Street, 43rd Floor
New York, NY 10019
Fax:  (212) 515-3288
Attention:                                         Mr. Laurence Berg

Mr. Steven Martinez

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036
Fax:  (212) 326-2061

Attention:  John M. Scott, Esq.

(iii)                               if to CIH or Sherman:

Cypress Industrial Holdings, LLC
c/o Cypress Group, LLC
111 South Calvert Street
Suite 7200

Baltimore, MD 21202
Fax: (410) 385-0105

Attention: George M. Sherman

with a copy to:

King & Spalding LLP
1700 Pennsylvania Avenue, N.W.

Washington, D.C.  20006-4706

Fax: (202) 626-3737

Attention: Glenn C. Campbell, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

(l)                                     Arbitration.  EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.  ALL MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT RELATING TO MATTERS OF INTERNAL GOVERNANCE OF THE COMPANY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement shall be finally determined and settled by arbitration in New York, New York in accordance with the applicable rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction.  Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law.  It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration.  To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party.  In the event that an action is brought to enforce the provisions of this Agreement pursuant to this Section 14(l), each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party.  EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m)                               Interpretive Matters.  Unless the context otherwise requires, (i) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the term “including” and any variation thereof shall mean by way of example and not by way of limitation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n)                                 Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(o)                                 Third Party Beneficiaries.  The covenants of the Company contained in this Agreement (i) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders.  Accordingly, except as expressly set forth herein (including in Section 9(b)(iii) with respect to directors and officers indemnity insurance), no third party (including, without limitation, any holder of Equity Securities of the Company) or anyone acting on behalf of any thereof, other than the Stockholders and their permitted assignees, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(p)                                 Stock Splits, Mergers, etc.  If, and as often as, there are any changes in any Equity Securities, as applicable, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Equity Securities, as so changed.

(q)                                 No Right to Employment.  None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

Section 15.                                   Effectiveness.

This Agreement shall become effective as of the Closing.  In the event that the Agreement and Plan of Merger is terminated pursuant to its terms and the Closing does not occur, this Agreement shall be null and void and of no force and effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement on the date first written above.

REXNORD HOLDINGS, INC.

By:	/s/ Thomas Jansen
	Name:	Thomas Jansen
	Title:	Executive Vice President and Chief Financial Officer

REXNORD ACQUISITION HOLDINGS I, LLC

By:	/s/ Patricia Navis
	Name:	Patricia Navis
	Title:	Authorized Person

REXNORD ACQUISITION HOLDINGS II, LLC

By:	/s/ Patricia Navis
	Name:	Patricia Navis
	Title:	Authorized Person

CYPRESS INDUSTRIAL HOLDINGS, LLC

By:	/s/ George M. Sherman
	Name:	George M. Sherman
	Title:	Managing Member

/s/ George M. Sherman
George M. Sherman

Schedule I

Stockholder	Restricted Shares Owned

Cypress Industrial Holdings, LLC

George M. Sherman

Exhibit A

Amended and Restated Certificate of Incorporation of the Company

See attached

Exhibit B

FORM OF JOINDER TO
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS JOINDER (this “Joinder” to that certain Stockholders Agreement dated as of          ,           , by and among REXNORD HOLDINGS, INC., a Delaware corporation (the “Company”), REXNORD ACQUISITION HOLDINGS I, LLC, a Delaware limited liability company (“SPV I”), REXNORD ACQUISITION HOLDINGS II, LLC, a Delaware limited liability company (“SPV II”; together with SPV I, “Apollo”), Cypress Industrial Holdings, LLC, a Maryland limited liability company and George M. Sherman, individually (the “Agreement”), is made and entered into as of [                    ] by and between the Company and [Holder] (“Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain shares of Common Stock, and the Agreement and the Company requires Holder, as a holder of Common Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                                       Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, [he, she or it] shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed [Cypress](1) for all purposes thereof.  In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Restricted Shares for all purposes of the Agreement.

2.                                       Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Common Stock and the respective successors and assigns of each of them, so long as they hold any shares of Common Stock.

3.                                       Counterparts.  This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.                                       Notices.  For purposes of Section 14(k) of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Attention]
[Facsimile Number]

(1) Discuss.

5.                                       Governing Law.  EXCEPT AS SET FORTH BELOW, THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

6.                                       Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

2

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

REXNORD HOLDINGS, INC.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: